As filed with the Securities and Exchange Commission on July 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biora Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3950390
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4330 La Jolla Village Drive, Suite 300

San Diego, CA 92122

(Address of Principal Executive Offices, Zip Code)

Biora Therapeutics, Inc. 2018 Equity Incentive Plan (Fifth Amended and Restated)

(Full title of the plan)

Adi Mohanty

Chief Executive Officer

Biora Therapeutics, Inc.

4330 La Jolla Village Drive, Suite 300

San Diego, CA 92122

(Name and address of agent for service)

(833) 727-2841

(Telephone number, including area code, of agent for service)

Copies to:

Clarke W. Neumann General Counsel Biora Therapeutics, Inc. 4330 La Jolla Village Drive, Suite 300 San Diego, CA 92122 (833) 727-2841	Stephen W. Fackler Gibson, Dunn & Crutcher, LLP 310 University Avenue Palo Alto, CA 94301-1744 (650) 849-5300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☑

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Biora Therapeutics, Inc. (the “Company” or the “Registrant”), relating to 5,500,000 additional shares of its common stock, par value $0.001 per share, available for issuance pursuant to future awards to eligible persons under the Biora Therapeutics, Inc. 2018 Equity Incentive Plan (Fifth Amended and Restated). The information contained in the Registrant’s registration statements on Form S-8 filed on March  28, 2022 (Registration No. 333-263911) and August 14, 2020 (Registration No. 333-246343), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 26, 2020).

4.2	Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant, effective April 26, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 27, 2022).

4.3	Second Certificate of Amendment of the Eighth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 30, 2022).

4.4	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 28, 2022).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	Biora Therapeutics, Inc. 2018 Equity Incentive Plan (Fifth Amended and Restated) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 15, 2023).

107*	Calculation of Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 28, 2023.

Biora Therapeutics, Inc.

By:	/s/ Adi Mohanty
Name:	Adi Mohanty
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Adi Mohanty, Eric d’Esparbes and Clarke W. Neumann, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ Adi Mohanty Adi Mohanty	Chief Executive Officer and Director (Principal Executive Officer)	July 28, 2023

/s/ Eric d’Esparbes Eric d’Esparbes	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2023

/s/ Jeffrey Alter Jeffrey Alter	Director	July 28, 2023

/s/ Jeffrey Ferrell Jeffrey Ferrell	Director	July 28, 2023

/s/ Jill Howe Jill Howe	Director	July 28, 2023

/s/ Dr. Brian L. Kotzin Dr. Brian L. Kotzin	Director	July 28, 2023

/s/ Lynne Powell Lynne Powell	Director	July 28, 2023

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